Exhibit 99.3

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2018
(in thousands)
	Federated	Hermes	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
Current Assets
Cash and Cash Equivalents	$375,172	$92,625	$(261,054)	3 (a)	$206,743
Other Current Assets	109,008	53,705	0		162,713
Total Current Assets	484,180	146,330	(261,054)		369,456
Long-Term Assets
Goodwill	660,040	243	160,917	3 (b)	821,200
Intangible Assets, net	76,589	0	271,668	3 (c)	348,257
Other Long-Term Assets	55,506	40,556	(5,849)	3 (d)	90,213
Total Long-Term Assets	792,135	40,799	426,736		1,259,670
Total Assets	$1,276,315	$187,129	$165,682		$1,629,126
LIABILITIES
Current Liabilities
Accrued Compensation and Benefits	$43,396	$71,857	$58,479	3 (e)	$173,732
Other Current Liabilities	91,664	15,236	15,483	3 (f)	122,383
Total Current Liabilities	135,060	87,093	73,962		296,115
Long-Term Liabilities
Long-Term Debt	178,000	0	0		178,000
Long-Term Deferred Tax Liability, net	122,806	0	20,881	3 (g)	143,687
Other Long-Term Liabilities	20,340	37,647	(26,414)	3 (h)	31,573
Total Long-Term Liabilities	321,146	37,647	(5,533)		353,260
Total Liabilities	456,206	124,740	68,429		649,375

TEMPORARY EQUITY
Redeemable Noncontrolling Interest in Subsidiaries	20,984	0	169,568	3 (i)	190,552
PERMANENT EQUITY
Shareholders' Equity
Common Stock	356,138	95,695	(95,695)	3 (j)	356,138
Retained Earnings	732,753	(32,920)	22,994	3 (k)	722,827
Treasury Stock, at Cost	(288,277)	0	0		(288,277)
Other Shareholders' Equity	(1,489)	(386)	386	3 (j)	(1,489)
Total Shareholders' Equity	799,125	62,389	(72,315)		789,199
Total Liabilities, Temporary Equity and Permanent Equity	$1,276,315	$187,129	$165,682		$1,629,126

(See notes to unaudited pro forma condensed combined financial statements.)

Unaudited Pro Forma Condensed Combined Statements of Operations
Six Months Ended June 30, 2018
(in thousands, except per share data)
	Federated	Hermes	Pro Forma Adjustments	Note	Pro Forma Combined
Revenue
Total Revenue	$519,845	$92,261	$2,597	3 (l)	$614,703
Operating Expenses
Compensation and Related	152,521	71,616	(8,891)	3 (m)	215,246
Distribution	141,945	0	6,358	3 (n)	148,303
Other	64,951	26,117	5,051	3 (o)	96,119
Total Operating Expenses	359,417	97,733	2,518		459,668
Operating Income (Expenses)	160,428	(5,472)	79		155,035
Nonoperating (Expenses) Income
Total Nonoperating (Expenses) Income, net	(29,783)	1,623	32,739	3 (p)	4,579
Income (Loss) Before Income Taxes	130,645	(3,849)	32,818		159,614
Income Tax Provision	31,972	209	8,040	3 (q)	40,221
Net Income (Loss) Including the Noncontrolling Interests in Subsidiaries	98,673	(4,058)	24,778		119,393
Less: Net Loss Attributable to the Noncontrolling Interests in Subsidiaries	(480)	0	(427)	3 (r)	(907)
Net Income (Loss)	$99,153	$(4,058)	$25,205		$120,300

Earnings Per Common Share—Basic and Diluted	$0.98				$1.19
Weighted-Average Shares Outstanding
Basic	97,191				97,191
Diluted	97,192				97,192

(See notes to unaudited pro forma condensed combined financial statements.)

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2017
(in thousands, except per share data)
	Federated	Hermes	Pro Forma Adjustments	Note	Pro Forma Combined
Revenue
Total Revenue	$1,102,924	$170,409	$(4,720)	3 (s)	$1,268,613
Operating Expenses
Distribution	342,779	0	8,871	3 (n)	351,650
Compensation and Related	289,215	120,636	(8,275)	3 (m)	401,576
Other	129,422	38,152	6,237	3 (t)	173,811
Total Operating Expenses	761,416	158,788	6,833		927,037
Operating Income (Expenses)	341,508	11,621	(11,553)		341,576
Nonoperating Income (Expenses)
Total Nonoperating Income, net	10,494	5,355	13,591	3 (u)	29,440
Income Before Income Taxes	352,002	16,976	2,038		371,016
Income Tax Provision	57,101	733	742	3 (q)	58,576
Net Income Including the Noncontrolling Interests in Subsidiaries	294,901	16,243	1,296		312,440
Less: Net Income Attributable to the Noncontrolling Interests in Subsidiaries	3,560	54	2,709	3 (v)	6,323
Net Income (Loss)	$291,341	$16,189	$(1,413)		$306,117

Earnings Per Common Share—Basic and Diluted	$2.87				$3.01
Weighted-Average Shares Outstanding
Basic	97,411				97,411
Diluted	97,412				97,412

(See notes to unaudited pro forma condensed combined financial statements.)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1) Basis of Presentation

On July 2, 2018, Federated Investors, Inc. (Federated) and its subsidiary, Federated Holdings (UK) II Limited, completed, effective as of July 1, 2018, the acquisition of a controlling interest in Hermes Fund Managers Limited (Hermes) from BT Pension Scheme (BTPS). BTPS retained a 29.5 percent interest in Hermes and contributed the remaining 10.5 percent interest into an employee benefit trust (EBT) for the benefit of certain members of Hermes' management and other key employees under a new long-term incentive plan. Federated paid a total of £260.7 million ($344.3 million) which included £246 million for the previously announced cost of the acquisition and an additional £14.7 million primarily for Federated's 60 percent share of Hermes' estimated excess regulatory capital (£0.8 million of which was paid in September 2018).

Federated and BTPS entered into a Put and Call Option Deed pursuant to which Federated has a right to exercise a call option to acquire BTPS's remaining 29.5 percent interest in Hermes at fair value and BTPS has a right to exercise a put option to sell its remaining interest in Hermes to Federated at fair value, after the third, fourth or fifth anniversaries, and subject to certain contingencies, the sixth anniversary, of the date of the purchase agreement.

Hermes granted equity awards from the EBT in the form of restricted nonpublic subsidiary stock pursuant to a long-term incentive plan (LTIP) to certain members of Hermes management and other key employees. These awards, which are subject to continued service vesting requirements, vest over a period of three to five years. At various predetermined dates, but no earlier than 9 months after vesting, award holders have a right to exercise a put option to sell shares to Federated at fair value and Federated has a right to exercise a call option to acquire shares at fair value. As a result of the grant of the equity awards in a nonpublic consolidated subsidiary under the terms of the LTIP and EBT, the shares are not included in the attribution of the subsidiary's income and losses to noncontrolling interest holders until the awards vest. Therefore, Federated will initially recognize the fair value of 33 percent of Hermes as Redeemable Noncontrolling Interest in Subsidiaries on the Consolidated Balance Sheets. The recognized percent of the Redeemable Noncontrolling Interest in Subsidiaries will fluctuate as the LTIP awards vest and put/call options are exercised.

The unaudited pro forma condensed combined financial statements are based on Federated's historical consolidated financial statements and Hermes historical consolidated financial statements, as adjusted, to give effect to the July 1, 2018 acquisition of Hermes. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 give effect to the acquisition of Hermes as if it had occurred as of January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the acquisition of Hermes as if it had occurred on June 30, 2018. The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The historical consolidated financial statements of Hermes was prepared in accordance with Financial Reporting Standard 102 (FRS 102). Pro forma adjustments to convert Hermes' historical consolidated financial statements from FRS 102 to United States generally accepted accounting principles (U.S. GAAP) are included in Note 3 and were not deemed to be material to the unaudited pro forma condensed combined financial statements. The historical consolidated financial statements of Hermes were originally prepared in British pounds sterling but was translated to U.S. dollars using the following historical exchange rates for the unaudited pro forma condensed combined financial statements:

$ / £
Period end exchange rate as of June 30, 2018	1.3207
Average exchange rate for the six months ended June 30, 2018	1.3757
Average exchange rate for the year ended December 31, 2017	1.2889

Federated adopted Revenue from Contracts with Customers (Topic 606) effective January 1, 2018 using the modified retrospective method, which did not require the restatement of prior years. The unaudited pro forma condensed combined financial statements for 2018 reflects the new revenue guidance, while 2017 does not reflect the new revenue guidance. For additional information on Federated's adoption of Topic 606, see Federated's Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Federated's 2017 historical consolidated financial statements include a $70.4 million reduction to the income tax provision resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Act), thereby increasing net income.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial statements do not reflect the realization of any cost savings or other synergies from the Hermes acquisition following the completion of the business combination.

These unaudited pro forma condensed combined financial statements should be read in conjunction with Federated's Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018 and Current Report on Form 8-K filed July 2, 2018, as well as the consolidated financial statements of Hermes Fund Managers Limited as of and for the year ended December 31, 2017, attached to this Form 8-K as Exhibit 99.2.

(2) Preliminary Purchase Price Allocation

Federated has performed a preliminary valuation of the fair market value of the Hermes acquisition. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(in millions)
Cash and Cash Equivalents	$175.8
Other Current Assets	53.7
Goodwill	161.2
Intangible Assets	271.7
Other Long-Term Assets	34.7
Less: Long-Term Deferred Tax Liability, net	(20.9)
Less: Liabilities Acquired	(162.3)
Less: Redeemable Noncontrolling Interest in Subsidiaries	(169.6)
Total Purchase Price Consideration	$344.3

The following table summarizes the additional information for the intangible assets acquired:

			Pro Forma Amortization Expense
(dollars in millions)	Estimated Fair Value	Weighted-Average Estimated Useful Life in Years	Six Months Ended June 30, 2018	Twelve Months Ended December 31, 2017
Renewable Investment Advisory Contracts—Indefinite-Lived	$130.2	Indefinite	N/A	N/A
Renewable Investment Advisory Contracts—Finite-Lived	92.4	8.4	5.6	11.1
Trade Name	49.1	Indefinite	N/A	N/A
Total Intangible Assets	$271.7		$5.6	$11.1

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined financial statements. The final purchase price allocation will be determined when Federated has completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used for the pro forma adjustments herein and may include changes to intangible assets and goodwill.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(3) Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. With the exception of Note 3 (q), pro forma adjustments have not been adjusted for any tax-related expense impacts. Management believes that any tax-related expense impact is immaterial to the unaudited pro forma condensed combined financial statements. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(a) Represents the following:

(in millions)
Cash paid to acquire a majority interest in Hermes[1]	$(344.3)
Cash received from BTPS for long-term incentive plan accelerated-vesting payouts as a result of the Hermes acquisition	83.2
Total pro forma adjustment to Cash and Cash Equivalents	$(261.1)

1
In June of 2018, Federated borrowed $18 million from its existing revolving credit facility to fund a portion of the Hermes acquisition and repaid the borrowings within three weeks. Due to the short-term borrowing period, for the purpose of this pro forma presentation, Federated presented the entire payment as cash.

(b) Represents the fair value of the goodwill acquired based on the preliminary valuation results, offset by the elimination of Hermes' existing goodwill balance. See Note (2) for the preliminary purchase price allocation.

(c) Represents the fair value of the intangible assets acquired based on the preliminary valuation results. See Note (2) for the preliminary purchase price allocation.

(d) Represents the following:

(in millions)
Reclassification of Hermes' deferred tax asset to net against deferred tax liability	$(17.3)
Adjustment to fair value for long-term assets acquired[1]	10.9
Adjustment related to the accelerated vesting of certain Hermes' incentive compensation plans	0.6
Total pro forma adjustment to Other Long-Term Assets	$(5.8)

1	Included in the preliminary purchase price allocation. See Note (2).

(e) Represents the accruals related to the accelerated vesting of certain Hermes' incentive compensation plans.

(f) Represents the following:

(in millions)
Acquisition-related costs accrued by Federated after balance sheet date	$9.9
Acquisition-related costs accrued by Hermes after balance sheet date	5.8
Reversal of Hermes' income taxes payable	(0.2)
Total pro forma adjustment to Other Current Liabilities	$15.5

(g) Represents the following:

(in millions)
Net deferred tax liability recorded in connection with the preliminary valuation results	$44.0
Reclassification of Hermes' deferred tax asset to net against deferred tax liability	(17.3)
Adjustment related to Hermes' deferred tax asset, due largely to the accelerated amortization of the long-term incentive plan	(5.8)
Total pro forma adjustment to Long-Term Deferred Tax Liability, net	$20.9

(h) Represents the payoff of the subordinated debt to BTPS that occurred in connection with the Hermes acquisition.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(i) Represents the fair value of the Redeemable Noncontrolling Interest in Subsidiaries based on the preliminary valuation results. See Note (2) for the preliminary purchase price allocation.

(j) Represents the elimination of Hermes' historical equity balances. Hermes' historical Retained Earnings balance is eliminated in Note 3 (k).

(k) Represents the following:

(in millions)
Elimination of Hermes' historical Retained Earnings balance	$32.9
Acquisition-related costs accrued by Federated after balance sheet date	(9.9)
Total pro forma adjustment to Retained Earnings	$23.0

(l) Represents the following:

(in millions)
Reclassification of distribution-related expenses to conform to Federated's U.S. GAAP accounting policies	$6.4
Reclassification of carried interest to conform to Federated's U.S. GAAP accounting policies	(3.8)
Total pro forma adjustment to Revenue	$2.6

(m) Represents the reversal of expense related to a long-term incentive plan that would have accelerated as a result of an assumed January 1, 2017 closing of the Hermes acquisition.

(n) Represents the reclassification of distribution-related expenses to conform to Federated's U.S. GAAP accounting policies.

(o) Represents the following:

(in millions)
Amortization of newly acquired intangible assets[1]	$5.6
Elimination of acquisition-related costs incurred by Federated during the period	(2.8)
Elimination of the foreign exchange gain recognized in the second quarter of 2018 as a result of holding British pound sterling at quarter end	1.7
Addition of an onerous lease provision to conform to Federated's U.S. GAAP accounting policies	1.5
Elimination of Hermes' goodwill amortization to conform to Federated's U.S. GAAP accounting policies	(0.9)
Total pro forma adjustment to Other Operating Expenses	$5.1

1	See Note (2) for additional information.

(p) Represents the following:

(in millions)
Represents the elimination of the loss on foreign currency forward transactions entered into in order to hedge against foreign exchange rate fluctuations associated with the payment for the Hermes acquisition	$28.9
Reclassification of carried interest to conform to Federated's U.S. GAAP accounting policies	3.8
Total pro forma adjustment to Nonoperating (Expenses) Income, net	$32.7

(q) Represents the income tax effect of pro forma adjustments based on the effective tax rate for the period presented, excluding the 2017 impact of the Tax Act.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(r) Represents the following:

(in millions)
33% of reversal of expense related to a long-term incentive plan (see Note 3 (m))	$2.9
33% of amortization of newly acquired intangible assets (see Note 3 (o))	(1.8)
33% of Hermes' net loss	(1.3)
33% of the addition of an onerous lease provision to conform to Federated's U.S. GAAP accounting policies (see Note 3 (o))	(0.5)
33% of the reversal of Hermes' goodwill amortization (see Note 3 (o))	0.3
Total pro forma adjustment to Net Loss Attributable to the Noncontrolling Interests in Subsidiaries	$(0.4)

(s) Represents the following:

(in millions)
Reclassification of carried interest to conform to Federated's U.S. GAAP accounting policies	$(13.6)
Reclassification of distribution-related expenses to conform to Federated's U.S. GAAP accounting policies	8.9
Total pro forma adjustment to Revenue	$(4.7)

(t) Represents the following:

(in millions)
Amortization of newly acquired intangible assets[1]	$11.1
Elimination of acquisition-related costs incurred by Federated during the period	(1.8)
Elimination of Hermes' goodwill amortization to conform to Federated's U.S. GAAP accounting policies	(1.7)
Elimination of an onerous lease provision to conform to Federated's U.S. GAAP accounting policies	(1.4)
Total pro forma adjustment to Other Operating Expenses	$6.2

1	See Note (2) for additional information.

(u) Represents the reclassification of carried interest to conform to Federated's U.S. GAAP accounting policies.

(v) Represents the following:

(in millions)
33% of Hermes' net income	$5.3
33% of amortization of newly acquired intangible assets (see Note 3 (t))	(3.7)
33% of the reversal of Hermes' goodwill amortization (see Note 3 (t))	0.6
33% of the elimination of an onerous lease provision to conform to U.S. GAAP	0.5
Total pro forma adjustment to Net Income Attributable to the Noncontrolling Interests in Subsidiaries	$2.7